SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        August 6, 2003 (August 6, 2003)
               Date of Report (Date of Earliest Event Reported)


                           ANTHRACITE CAPITAL, INC.
              (Exact name of Registrant as Specified in Charter)




            Maryland                    001-13937               13-397-8906
----------------------------       -----------------    -----------------------
(State or Other Jurisdiction          (Commission          (IRS Employer
of Incorporation)                     File Number)         Identification No.)




            40 East 52nd Street                             10022
---------------------------------------          ----------------------------
(Address of Principal Executive Offices)                  (Zip Code)


      Registrant's telephone number, including area code: (212) 409-3333


                                      N/A
-----------------------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.        OTHER EVENTS.

Anthracite Capital, Inc. (the "Company") reported the following results on August 6, 2003:

On August 6, 2003, the Company reported a loss for the second quarter of 2003 of $0.26 per share versus income of $0.18 per share for the first quarter of 2003 and $0.25 per share for the second quarter of 2002. This loss is primarily the result of an increase in loss expectations on certain 1998 controlling class CMBS assets. As previously disclosed certain of the Company's controlling class CMBS assets were experiencing cash flow interruptions. (All numbers are thousands, except per share amounts).

Based upon the $0.35 per common share dividend paid on July 31, 2003 and the August 5, 2003 closing price of $11.15, Anthracite's annualized dividend yield is 12.6%.

Second quarter net loss includes a charge of $0.56 per share which resulted from an increase in expected underlying loan losses on certain 1998 vintage Commercial Mortgage Backed Securities ("CMBS") assets. The increase in loss expectations triggered an impairment charge according to previously disclosed Company accounting policies and as required the accounting standard EITF (Emerging Issue Task Force) 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Actual underlying loan losses recognized to date are still below original expectations, but the Company believes additional loss expectations are warranted. The current value of the affected securities was largely reflected in the Company's March 31, 2003 reported book value because these assets are held as "available for sale" and marked to market in "accumulated other comprehensive loss" on the balance sheet.

Included in net loss, for the second quarter, are realized and unrealized gains and losses that net to a loss of $1,422 ($0.03 per share), which are attributable to the sale of a portion of the Company's Residential Mortgage Backed Securities ("RMBS") portfolio. During the quarter, the Company acquired or committed to acquire $269,000 par amount of Commercial Real Estate Securities and newly originated mezzanine loans, and reduced RMBS holdings by over $600,000.

The Company's second quarter net interest margin was 3.0%. Net interest margin for the year earlier period was 4.7%. This change was due to a significant reduction in the size of the Company's RMBS portfolio and increased hedging expenses from greater reliance on interest rate swaps. The components of realized loss include $21 of hedge ineffectiveness that was reclassified from interest income to other gains.

During the second quarter, aggregate leverage decreased from 5.41:1 to 3.95:1. Short-term borrowing on credit sensitive positions was 0.78:1. As of June 30, 2003, the Company's exposure to changes in short-term interest rates result in a $0.035 change in annual net income per share for every 50 basis point change in LIBOR. The Company's book value is dependent on long-term interest rates and credit spreads. As of June 30, 2003, sensitivity to long-term rates is approximately 3.0% for each 50 basis point change in long-term rates and approximately 4% for a 50 basis point change in credit spreads. These percentages will change if fluctuations greater than 50 basis points occur in long-term rates or credit spreads.

The Company performed an analysis of its current underlying loan loss expectations and credit performance of its 1998 vintage "controlling-class" CMBS. The Company increased expected underlying loan loss expectations on four securities from three 1998 vintage CMBS transactions. As a result of the increase in loss expectations, the Company is incurring an impairment charge of $27,014, as required by EITF 99-20. Three of the four securities are not rated and the fourth security is rated CCC by Fitch Ratings. Securities which are not rated are highly sensitive to changes in the timing of losses recognized on the underlying loans. Even though losses recognized on the underlying loans to date are still significantly less than original estimates, the Company maintains its belief that losses in 2003 will continue to rise due to weak conditions in many commercial real estate markets. The Company felt it was appropriate to increase the total amount of expected losses of these transactions. The Company's increased loss expectations do not affect the market value of the securities.

Loss expectations of the underlying loans for the 1998 vintage transactions prior to June 30, 2003 were $127,080, or 1.71% of collateral outstanding, net of defeased loans. A defeased loan is a loan that has not paid off, but is fully collateralized by U.S. Treasury obligations. The Company's loss expectations for its 1998 vintage transactions now total $158,292, or 2.13% of collateral outstanding, net of defeased loans. These loss expectation levels are consistent with the current loss estimates for transactions underwritten after 1998. As of June 30, 2003, the Company's loss expectations by vintage year are as follows:

                Loss        Collateral        % of
             Expectation     Balance *     Collateral
            -------------------------------------------
   1998          $158,292     $7,418,035         2.13%
   1999            18,675        727,525         2.57%
   2001            23,756        968,448         2.45%
   2003            23,131      1,003,183         2.31%
            -------------------------------------------
                 $223,854    $10,117,191         2.21%

   * net of defeased loans

The CMAC 98-C2 CMBS transaction credit performance has lagged all other transactions in the Company's CMBS portfolio and is the only 1998 vintage transaction owned by the Company which has delinquencies above that of the Lehman index of 1998 vintage transactions. During the second quarter of 2003, the outstanding principal balance of the Class M security was reduced by $6,996 to $36,406. Eleven underlying loans with an original principal of $24,342 have been resolved with a weighted average loss severity of 34.6%; five loans resulted in no loss. The Company has active loss mitigation strategies with respect to the loan seller including pursuing an indemnification, initiating a put back of an asset, and initiating litigation against the loan seller regarding mis-representations made in connection with one of the loans.

Over the remainder of 2003, the Company expects an additional seven underlying loan resolutions for CMAC 1998-C2. These seven loans have an original principal balance of $62,768. Fitch Ratings has placed the B and B- rated classes of CMAC 98-C2 on negative watch due to the pending loan resolutions. As shown in the table below, the delinquency experience of the underlying loans is the highest of the three transactions and significantly above loss expectations for comparable 1998 transactions as reported in the Lehman conduit guide. The June 30, 2003 impairment charge related to the non-rated and CCC rated classes of this transaction is $19,217, or $0.40 per share.

The Company owns 65% of the non-rated Class M security from the LBCMT 98-C1 CMBS transaction. During the second quarter 2003, the outstanding principal balance for this security was reduced by $9,284 to $7,991. Two loans with an original par of $29,779 were resolved and resulted in a 33.4% loss severity. The June 30, 2003 impairment charge related to this security is $5,573, or $0.12 per share.

The Company owns 65% of the non-rated Class N security of the GMAC 98-C1 CMBS transaction. During the second quarter 2003, the principal balance for this security was reduced by $904 to $8,396. One loan was resolved at a loss of $887, which represented a 18% loss severity. The June 30, 2003 impairment charge related to this security is $2,224, or $0.05 per share.

Prior to the impairment charge, the weighted average loss-adjusted yield on the Company's controlling-class CMBS was 10.25%. After the impairment charge, the weighted average loss-adjusted yield is 10.14%.

The table below shows current delinquency and underlying loan losses recognized on the Company's controlling-class CMBS, and the impact of increased underlying loan loss expectations as a percentage of underlying loans.

                          June 30,         Post                        Losses
                            2003        Impairment      Losses       Recognized
                         Underlying     Underlying    Recognized      as % of
                            Loan        Loan Loss    as % of Loss    Underlying
                         Delinquency   Expectations  Expectations      Loans*
                        -------------------------------------------------------

 CMAC 98-C2                 3.67%         2.63%         26.46%         0.57%
 LBCMT 98-C1                1.92%         2.63%         28.67%         0.65%
 GMAC 98-C1                 2.12%         1.56%          3.83%         0.06%
 CMAC 98-C1                 0.23%         1.44%         28.66%         0.45%
 DLJ 98-CG1                 1.27%         1.76%         20.25%         0.32%
                            -----         -----         ------         -----
   Sub-total 1998           2.16%         2.13%         23.09%         0.45%
 transactions


 1999 Transactions          1.39%         2.57%          2.93%         0.07%
 2001 Transactions          0.11%         2.45%          0.00%         0.00%
 2003 Transactions          0.43%         2.31%          0.00%         0.00%
                        -------------------------------------------------------
Total-All Transactions      1.74%         2.21%         16.85%         0.34%

   *As a % of cutoff balance

The table below shows the Lehman Brothers June 2003 Conduit Guide delinquency statistics by vintage year.

                 Delinquency as a %   Losses Recognized as % of
                of Underlying Loans            Underlying Loans
               --------------------- ---------------------------
   1998                       2.22%                       0.42%
   1999                       1.91%                       0.15%
   2001                       0.77%                       0.03%
   2003                       0.02%                       0.00%

After the close of the 2003 second quarter, the Company acquired $62,111 of par of a 2003 vintage controlling-class CMBS transaction. $20,000 of these securities will be used to complete the ramp-up financing facility from the December 2002 CDO. Underlying loan loss expectations on the collateral are estimated at 2.35%. The loss-adjusted yield on the securities rated B- and lower in aggregate is 11.36%. The non-rated and B- rated tranches of this transaction were purchased to yield an initial cash-on-cash return of 21.17% and 18.86%, respectively, and loss-adjusted yields of 9.00% and 14.42%, respectively. The coupon for these two securities is 5.11%.

The assets in the Company's two CDOs are unaffected by the new credit expectations. The net asset value of the CDOs increased by $7,922 net of hedges. A breakdown of the Commercial Real Estate Securities portfolio income for the quarters ended June 30, 2003 and March 31, 2003 is as follows:

                                                   For the three months ended
                                                  June 30, 2003 March 31, 2003
                                                 -------------------------------
Interest Income                                       $23,032       $22,573
Interest Expense*                                    (11,776)      (11,391)
                                                 -------------------------------
Net Interest Income from Commercial
  Real Estate Securities                             $11,256       $11,182
                                                 ===============================

         *Including hedges in CDO I and II

Direct holdings of commercial loans are held at cost unless a specific indication of impairment exists. To date, the Company's portfolio of commercial loans has never experienced a delinquency and all of the assets securing such loans are performing within the range of originally underwritten expectations.

A breakdown of the commercial real estate loan portfolio income performance for the quarters ended June 30, 2003 and March 31, 2003 is as follows:

                                                For the three months ended
                                               June 30, 2003   March 31, 2003
                                             ----------------------------------
Interest Income                                    $2,103            $1,187
Interest Expense                                     (108)             (102)
                                             ----------------------------------
Net Interest Income from Commercial
  Real Estate Loans                                $1,995            $1,085
                                             ==================================

During the second quarter, the Company reduced its investments in RMBS as the need to maintain liquid assets continued to decline. Total investment in RMBS was reduced 41% from approximately $1,500,000 at December 31, 2002 and was reduced further from March 31, 2003 balances. The Company's remaining investments in RMBS at June 30, 2003 is $888,878. The RMBS markets have been extremely volatile on a mark-to-market basis as prepayments reached record levels through June 2003, and as interest rates increased sharply in June and July 2003.

At the beginning of the second quarter, the Company changed its strategy of hedging RMBS with U.S. Treasury futures to utilizing interest rate swaps which, while more expensive to use, have tended to demonstrate a more consistent relationship with RMBS. This change resulted in an increase in the Company's swap notional by $606,000. A breakdown of the RMBS portfolio income performance for the quarters ended June 30, 2003 and March 31, 2003 is as follows:

                                   For the three months ended
                                 June 30, 2003    March 31, 2003
                               -----------------------------------
Interest Income                      $16,126         $17,909
Interest Expense *                   (9,867)         (7,940)
                               -----------------------------------
Net Interest Income                    6,259           9,969
                               -----------------------------------
Realized loss                        (1,928)         (8,672)
Unrealized gain (loss) in value          506         (1,731)
                               -----------------------------------
Net Income (loss) from RMBS           $4,837          $(434)
                               ===================================

   * Includes hedging expense

Net book value per share at quarter end was $7.17 based upon market prices provided by dealers for securities available for sale. As the Company's portfolio matures, the net book value of credit sensitive CMBS securities held by the Company will increase towards its original purchase cost provided that the Company's estimates of expected credit losses are reasonably accurate. Alternatively, if the Company's loss expectations prove to be too high an increase in the yield may be required in the future. The unrealized loss on all subordinated CMBS at June 30, 2003 was $44,289. This amount reflects the amount of recovery net of expected underlying loan losses if the portfolio is held to maturity. Net book value per share decreased approximately 5.4% from $7.58 at March 31, 2003 due to sharp rises in interest rates and wider interest rate spreads on certain CMBS assets.

On May 21, 2003, the Company lowered its cost of long-term capital with the issuance of $57,500 of Series C Cumulative Redeemable Preferred Stock. The new Series C Preferred Stock will pay an annual dividend of 9.375%. The Company invested part of the proceeds in investment grade CMBS and unsecured REIT debt. As a result, investments in Commercial Real Estate Securities increased by 20% to $1,147,398.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," opportunity," "pipeline," "believe," "comfortable," "expect," "current," "intention," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets;
(3) the performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; and (12) the ability of Anthracite's manager to attract and retain highly talented professionals.

         The Company is filing the Anthracite Capital, Inc. Consolidated Statements of Financial Condition and Consolidated Statements of Operations as
Exhibit 99.1


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

         99.1 Anthracite Capital, Inc. Consolidated Statements of Financial Condition and Consolidated Statements of Operations.

         99.2 Press Release issued by Anthracite Capital, Inc., dated August 6, 2003.


ITEM 12.       RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On August 6, 2003, Anthracite Capital, Inc. issued a press release reporting the Company's earnings for the quarter ended June 30, 2003, which the Company is furnishing under this Item 12 as Exhibit 99.2.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ANTHRACITE CAPITAL, INC.


                                  By: /s/ Robert L. Friedberg
                                      __________________________

                                      Name:  Robert L. Friedberg
                                      Title: Vice President and Secretary

                                                        Dated:  August 6, 2003

                           ANTHRACITE CAPITAL, INC.
                          CURRENT REPORT ON FORM 8-K

                 Report Dated August 6, 2003 (August 6, 2003)



                                 EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------

99.1 Anthracite Capital, Inc. Consolidated Statements of Financial Condition and Consolidated Statements of Operations.

99.2          Press Release issued by Anthracite Capital, Inc., dated August
              6, 2003.